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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                    OMP, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                                          95-4658730
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(State of Incorporation)                    (I.R.S. Employer Identification No.)


310 Golden Shore, Long Beach, California                    90802
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(Address of principal executive offices)                  (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. /X/

Securities Act registration file number to which this form relates: 333-50182.

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
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                                 Title of class



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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 53 of OMP, Inc.'s (the "Registrant") Form S-1 Registration Statement, as amended (No 333-50182), initially filed with the Securities and Exchange Commission (the "Commission") on November 17, 2000 (the "Registration Statement") and incorporated herein by reference.

ITEM 2.  EXHIBITS.

            The following exhibits are filed as a part of this registration statement, each of which is incorporated herein by reference to the numbered exhibit contained in the Registration Statement.

            3.1         Certificate of Incorporation of the Registrant.

            3.2         Bylaws of the Registrant.

            4.1         Specimen Stock Certificate.

            4.2 Investors' Rights Agreement by and among the Registrant, Mandarin Partners LLC and Zein and Samar Obagi Family Trust, dated as of December 2, 1997.

            4.3 First Amendment to Investor Rights Agreement by and among the Registrant, Mandarin Partners LLC and Zein and Samar Obagi Family Trust, dated November 15, 2000.

            4.4 Second Amendment to Investor Rights Agreement by and among the Registrant, Mandarin Partners LLC and Zein and Samar Obagi Family Trust, dated as of January 10, 2001.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       OMP, INC.


                                       By: /s/ Phillip J. Rose
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                                           Phillip J. Rose
                                           President and Chief Executive Officer



Date:  February 5, 2001